                                                                    EXHIBIT 23
                                                                    ----------


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our reports dated February 27, 1997 on our audits of the consolidated financial statements of Pacific Telesis Group and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which reports are included, or incorporated by reference, in the Pacific Telesis Group Form 8-K dated March 13, 1997 and in the Corporation's registration statements as follows:

Form S-3:     PacTel  Capital Resources  $500,000,000 Debt  Securities and
              Guarantee thereof by Pacific Telesis Group
Form S-3:     Secondary  Offering of 137,504 shares  of Pacific Telesis
              Group Common Stock
Form S-3:     Shareowner Dividend Reinvestment and Stock Purchase Plan
Form S-3:     Pacific Telesis Group  and Pacific Telesis  Financing I,  II
              and III $1 billion  of Trusts Preferred Securities  and Other
              Securities
Form S-3:     2,576,494 shares of Pacific Telesis Group Common Stock
Form S-3:     SBC Communications Inc. Dividend Reinvestment Plan
Form S-4:     ABI American Businessphones, Inc. Merger
Form S-4:     SBC Communications Inc. Merger
Form S-8:     Nonemployee Director Stock Option Plan
Form S-8:     Supplemental  Retirement and Savings Plan  for Salaried
              Employees
Form S-8:     Supplemental  Retirement and  Savings Plan for  Nonsalaried
              Employees
Form S-8:     Stock Option and Stock Appreciation Rights Plan
Form S-8:     Stock Incentive Plan







/s/ COOPERS & LYBRAND L.L.P.
San Francisco, California
March 13, 1997